As filed with the Securities and Exchange Commission on November 13, 1997
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            ------------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------


                             GREAT LAKES REIT, INC.
               (Exact name of Registrant as specified in charter)
           Maryland                               36-3844714
 (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or                     Identification No.)
         organization)


                               823 Commerce Drive
                                    Suite 300
                            Oak Brook, Illinois 60523
                                 (630) 368-2900
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Richard L. Rasley
                            Executive Vice President,
                        Co-General Counsel and Secretary
                          823 Commerce Drive, Suite 300
                            Oak Brook, Illinois 60523
                                 (630) 368-2900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Timothy J. Melton
                           Jones, Day, Reavis & Pogue
                              77 West Wacker Drive
                          Chicago, Illinois 60601-1692
                                 (312) 782-3939
                            ------------------------


        Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
                            ------------------------


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X| If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                                       ------------------------


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                               Proposed maximum     Proposed maximum
             Title of each class                Amount to be    offering price         aggregate                 Amount of
       of securities to be registered          registered (1)  per security (1)     offering price (1)          registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share......    3,867,000         $18.97              $7356,990                 $22,230
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the reported high and low sales prices of Common Stock of the registrant on the New York Stock Exchange on November 12, 1997.
                                                        ------------------------


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 Subject to Completion, Dated November 13, 1997

                                3,867,000 Shares

                             GREAT LAKES REIT, INC.

                                  Common Stock

                     ---------------------------------------


    This Prospectus relates to 3,867,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Great Lakes REIT, Inc., a Maryland corporation (the "Company"), to be offered (the "Offering") by certain selling stockholders (the "Selling Stockholders"). See "Selling Securityholders." The Offering will terminate on the earlier of the date that all shares of Common Stock subject to the Offering have been sold or otherwise disposed of to parties unaffiliated with the Selling Stockholders or on November 19, 1998, unless otherwise extended. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Common Stock is the only class of common stock outstanding and each share of Common Stock is entitled to one vote per share. The shares of Common Stock offered hereby are listed on the New York Stock Exchange (the "NYSE") under the symbol "GL." On November 10, 1997, the closing sale price of the Common Stock on the NYSE Composite Tape was $19.50 per share.

          See  "Risk  Factors"  beginning  on  page 5 of this  Prospectus  for a
discussion  of  certain   factors  that  should  be  considered  by  prospective
purchasers of the Common Stock offered hereby.

                     ---------------------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The distribution of the shares of Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the NYSE or such other national stock exchange or such other national stock exchange on which shares of Common Stock are traded, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions, through underwriters, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices.

    The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company will receive no proceeds from this Offering, but will pay the expenses of registration under the Securities Act of 1933, as amended (the "Securities Act"), relating to this Offering. See "Plan of Distribution."

                     ---------------------------------------

    Any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of any of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any discount or commission received by them and any profits on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                    ---------------------------------------

                                          The date of this Prospectus is , 1997.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Common Stock is listed on the NYSE, and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement (the "Registration Statement," which term shall include any amendments thereto) on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. For further information, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

         All information contained in this Prospectus relating to the Selling Stockholders or to the proposed or potential methods of distribution of Common Stock being offered hereby has been supplied by the Selling Stockholders and the Company takes no responsibility for the accuracy thereof.

         No persons have been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this Prospectus or the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

1.The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

2.The  Company's  Quarterly  Report on Form 10-Q for the period  ended March 31,
  1997, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 and the Company's Quarterly Report Form 10-Q for the period ended September 30, 1997;

3.The Company's  Current Report on Form 8-K filed with the Commission on January
  3, 1997; the Company's Current Report on Form 8-K/A filed with the Commission on February 5, 1997; the Company's Current Report on Form 8-K/A filed with the Commission on February 26, 1997; the Company's Current Report on Form 8-K filed with the Commission on September 15, 1997; and the Company's Current Report on Form 8-K filed with the Commission on October 14, 1997; and

4.The  description  of the  Company's  Common  Stock set forth in the  Company's
  Registration Statement on Form 8-A filed April 21, 1997, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent a statement contained in this Prospectus or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to the information that has been incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Richard L. Rasley, Executive Vice President, Co-General Counsel and Secretary, Great Lakes REIT, Inc., at the Company's principal executive offices, 823 Commerce Drive, Suite 300, Oak Brook, Illinois 60523, telephone number (630) 368-2900. Persons requesting copies of exhibits to such documents that were not specifically incorporated by reference in such documents will be charged the costs of reproduction and mailing.

                                   THE COMPANY

         In 1996, Great Lakes REIT, Inc. (the "Company") organized Great Lakes REIT, L.P. (the "Operating Partnership") and has subsequently transferred all of the Properties (as defined herein) to the Operating Partnership. As the sole general partner of the Operating Partnership, the Company has exclusive power to manage and conduct the business of the Operating Partnership, subject to certain limited exceptions. Although the Company and Great Lakes REIT, L.P. (the "Operating Partnership") are separate entities, unless the context otherwise requires, all references in this Prospectus to the "Company" refer to the Company and the Operating Partnership, collectively.

Business

         The Company is a fully integrated, self-administered and self-managed real estate company focused on acquiring, renovating, owning and operating suburban office and light industrial properties located within an approximate 500-mile radius of metropolitan Chicago (the "Midwest Region"). As of November 10, 1997, the Company owned and operated 32 properties (the "Properties") in suburban Chicago, Milwaukee, Minneapolis, Detroit, Columbus and Cincinnati (the "Current Markets"). The Properties contain approximately 3.5 million rentable square feet leased to over 300 tenants in a variety of businesses. The Properties primarily consist of Class A and Class B suburban office properties and range in size from 15,000 to 260,000 rentable square feet. The Company has elected to be treated for federal income tax purposes as a real estate investment trust ("REIT").

         The Company is a Maryland corporation and its principal executive offices are located at 823 Commerce Drive, Suite 300, Oak Brook, Illinois 60523, telephone number (630) 368-2900.

                                  THE OFFERING

Common Stock offered by the Selling Stockholders............    3,867,000 shares
Common Stock outstanding as of November 10, 1997............15,709,916 shares(1)
New York Stock Exchange Symbol..............................                 GL

(1)Assumes the issuance of 24,050 shares of Common Stock in exchange for all outstanding interests in the Operating Partnership ("OP Units") other than those OP Units held by the Company. Excludes 1,559,463 shares issuable upon the exercise of outstanding stock options.


                                 USE OF PROCEEDS

       All shares of Common Stock being offered hereby will be sold by the Selling Stockholders for their own account. The Company will not receive any proceeds from such sales.

                                  RISK FACTORS

       An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Stock in the Offering.

Concentration of Properties in Midwest Region

       All of the Properties are located in the Midwest Region, including 17 Properties located in the suburban Chicago, Illinois area. Like other real estate markets, these commercial real estate markets have experienced economic downturns in the past, and future declines in any of these economies or real estate markets could adversely affect the Company's funds available for distribution to stockholders. The Company's financial performance and its ability to make distributions to stockholders are therefore dependent on the economic conditions in the Midwest Region, particularly in the Chicago area. The Company's revenues and the value of its Properties may be affected by a number of factors, including local economic conditions (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office, industrial and other competing commercial properties). There can be no assurance that the economies of the Midwest Region or the Chicago area will continue to grow or that any future growth will meet historical growth rates.

Risk that the Company May Be Unable to Retain Tenants or Rent Space Upon Lease
 Expirations

       The Company will be subject to the risks that upon expiration, leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than the expired lease terms. Leases on a total of approximately 5.5%, 14.0%, 11.9% and 17.0% of the occupied rentable square feet of the Properties will expire in 1997, 1998, 1999 and 2000, respectively. If the Company is unable to promptly relet or renew leases for all or a substantial portion of this space or if the rental rates upon such renewal or reletting are significantly lower than expected, the Company's cash flow and ability to make distributions to stockholders could be adversely affected.

Risks Associated with the Recent Acquisition of Many of the Properties; Lack of
 Operating History

       All of the Properties have been under the Company's management for less than five years and 15 of the Properties have been acquired since January 1, 1996. The most recently acquired Properties may have characteristics or deficiencies unknown to the Company that may impact their value or revenue potential. It is also possible that the operating performance of the most recently acquired Properties may decline under the Company's management.

       The Company is currently experiencing a period of rapid growth. As the Company acquires additional properties, the Company will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure. No assurances can be given that the Company will be able to successfully integrate such properties or effectively manage additional properties, or that newly acquired properties will perform as expected.

Real Estate Financing Risks

       Inability to Repay or Refinance Indebtedness at Maturity. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest and the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will be less favorable than the terms of the expiring indebtedness.

       Potential Effect of Rising Interest Rates on Company's Variable Rate Debt. Advances under the Company's secured bank credit facility (the "Credit Facility") bear interest at variable rates and the indebtedness under certain other lines of credit and existing mortgage notes are subject to periodic adjustments based on the then current market interest rates. In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Company's interest expense, which could adversely affect the Company's cash flow and amounts available for distribution to stockholders.

Real Estate Investment Risks

       Real Estate Ownership Risks. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of revenue generated and expenses incurred. If the Company's real properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs and the Company's cash flow and ability to make distributions to its stockholders would be adversely affected. The Company's revenue and the value of its Properties may be adversely affected by a number of factors, including the national economic climate; the local economic climate; local real estate conditions; the perceptions of prospective tenants of the attractiveness of its Properties; the ability of the Company to manage and maintain its real properties and secure adequate insurance; and increased operating costs (including real estate taxes and utilities). In addition, real estate values and income from properties are also affected by such factors as applicable laws, including tax and environmental laws, interest rate levels and the availability of capital.

       Illiquidity of Real Estate. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code of 1986, as amended (the "Code"), limits a REIT's ability to sell properties held for fewer than four years. This limitation may adversely affect the Company's ability to sell properties.

       Impact of Competition on Occupancy Levels and Rents Charged. Numerous office properties compete with the Properties in attracting tenants to lease space. Some of the competing properties may be newer, better located or owned by parties better capitalized than the Company. The number of competitive commercial properties in a particular area could have a material adverse effect on (i) the ability to lease space in the Properties (or in newly acquired or developed properties) and (ii) the rents charged.

       Potential Increases in Certain Taxes and Regulatory Compliance Costs. Because increases in income, service or transfer taxes are generally not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to stockholders. The Properties are also subject to various federal, state and local regulatory requirements, such as requirements of the Americans with Disabilities Act (the "ADA"), which requires all public accommodations and commercial facilities to meet certain federal requirements related to access and use by disabled persons, and state and local fire and life safety requirements. Compliance with the ADA requirements could require removal of access barriers. Failure to comply with all applicable regulatory requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in substantial compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company that could have an adverse effect on the Company's cash flow and distributions to stockholders.

       Impact of Financial Condition and Solvency of Tenants on Company's Cash Flow. At any time, a tenant of the Properties may seek the protection of bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in cash flow available for distribution by the Company. Although the Company has not experienced material losses from tenant bankruptcies, no assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in a failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's revenues and cash flows may be adversely affected.

Risks of Acquisition, Renovation and Development Activities

       The Company intends to continue acquiring office properties. Acquisitions of office properties entail risk that investments will fail to perform in accordance with expectations. Estimates of renovation costs and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

       The Company may renovate and/or expand its Properties from time to time. Renovation and expansion projects generally require expenditure of capital as well as various government and other approvals, the receipt of which cannot be assured. While policies with respect to renovation and expansion activities are intended to limit some of the risks otherwise associated with such activities, the Company would nevertheless incur certain risks, including expenditures of funds on, and devotion of management's time to, projects which may not be completed.

       The Company anticipates that future acquisitions and renovations will be financed through a combination of advances under the Credit Facility, other forms of secured or unsecured financing and issuance of OP Units. If new projects are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for these properties may not be available or may be available only on disadvantageous terms.

       While the Company has generally limited its acquisition, renovation, management and leasing business primarily to the Midwest Region, it is possible that the Company will in the future expand its business to new geographic markets. The Company will not initially possess the same level of familiarity with new markets outside of the Midwest Region, which could adversely affect its ability to acquire, develop, manage or lease properties in any new markets.

       Changing market conditions,  including  competition from other purchasers
of   properties   similar  to  the   Properties,   may  diminish  the  Company's
opportunities for attractive acquisitions.

       The Company also intends to review from time to time the possibility of developing and constructing office buildings and other commercial properties in accordance with the Company's development policies. Risks associated with the Company's development and construction activities may include: abandonment of development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly completed property which are not sufficient to make the property profitable; the unavailability of financing on favorable terms for development of a property; and an inability to complete construction and lease-up on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they would ultimately be successful, typically require a substantial portion of management's time and attention. Development activities would also be subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations.

Effect of Shares Available for Future Sale on Common Stock Price

       The shares of Common Stock acquired pursuant to the Offering will be freely transferable by persons who are not affiliates of the Company without restriction or further registration under the Securities Act. Virtually all of the outstanding shares of Common Stock, other than shares held by affiliates of the Company, are freely tradable. Shares of Common Stock held by affiliates of the Company are subject to limitations on the volume that may be sold other than sales pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder. The sale or issuance or the potential for sale of additional shares by the Company, the sale of shares held by affiliates or the sale of a significant number of shares by other current holders could have an adverse impact on the market price of the Common Stock.

Dependence on Key Personnel

       The Company is dependent on the efforts of its executive officers, particularly Richard A. May, the Company's Chief Executive Officer, Patrick R. Hunt, the Company's Chief Operating Officer, and Richard L. Rasley, the Company's Executive Vice President. The loss of their services could have a material adverse effect on the Company's operations, financial condition and results of operations. In addition, it will be an event of default under the Credit Facility if (i) Messrs. May and Rasley fail to own, in the aggregate, 1% or more of the outstanding shares of Common Stock or (ii) either of them ceases to be employed by the Company in their respective current positions and is not replaced within six months by a suitable successor.

No Limitation on Debt

       The Company currently has a policy of incurring debt only if upon such incurrence the total debt to total market capitalization ratio would be 50% or less, but the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate that policy at any time. If that policy was changed, the Company could become more highly leveraged, resulting in increased debt service costs that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to stockholders and could increase the risk of default on the Company's indebtedness.

       The Company has established its debt policy relative to its total debt to total market capitalization ratio rather than relative to the book value of its assets. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated original cost of real property, the Company's primary tangible assets) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company. The Company also will consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of its Properties upon refinancing and the ability of particular Properties and the Company as a whole to generate sufficient cash flow to cover expected debt service costs.

Changes in Policies Without Stockholder Approval

       The Company's investment, financing, borrowing, distribution and conflicts of interest policies and its policies with respect to all other activities will be determined by the Company's Board of Directors. Although the Board of Directors has no present intention to do so, it can amend, revise or eliminate these policies at any time and from time to time at its discretion without a vote of the stockholders. A change in any of these policies could adversely affect the Company's financial condition or results of operations or the market price of the Common Stock.

Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities

       Tax Liabilities as a Consequence of Failure to Qualify as a REIT. The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1993, and the Company believes that it has been organized and has operated in such a manner so as to qualify as a REIT for federal income tax purposes. Although the Company believes that it will remain organized and will continue to operate so as to qualify as a REIT, no assurance can be given that the Company has so qualified or will be able to remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (in certain instances, on an annual and quarterly basis) set forth in highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and may be affected by various factual matters and circumstances not entirely within the Company's control. In the case of a REIT, such as the Company, that holds substantially all of its assets in partnership form, the complexity of these Code provisions and the applicable Treasury Regulations that have been promulgated thereunder is even greater. Further, no assurance can be given that future legislation, new Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending proposal to amend the tax laws that would materially and adversely affect its ability to operate in such a manner so as to qualify as a REIT.

       If the Company were to fail to qualify as a REIT with respect to any taxable year, the Company would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders, and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, any net earnings of the Company available for investment or distribution to stockholders would be reduced for the year or years involved because of the additional tax liability of the Company, and distributions to stockholders would no longer be required to be made. Moreover, unless entitled to relief under certain statutory provisions, the Company would also be ineligible for qualification as a REIT for the four taxable years following the year during which such qualification was lost. Although the Company believes it has operated and currently intends to operate in a manner designed to allow it to continue to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in the best interests of the Company and its stockholders to revoke the REIT election.

       Other Tax Liabilities. Even if the Company continues to qualify for and maintains its REIT status, it may be subject to certain federal, state and local taxes on its income and property.

Effect of REIT Distribution Requirements

       To maintain its status as a REIT for federal income tax purposes, the Company generally will be required each year to distribute to its stockholders at least 95% of its taxable income (excluding any net capital gain and after certain adjustments). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for such year plus 95% of its capital gain net income for such year plus 100% of its undistributed income from prior taxable years.

       The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement of the Code and to avoid the nondeductible excise tax described above. The Company anticipates that cash flow from operations, including its share of distributions from the Operating Partnership, will be sufficient to enable it to pay its operating expenses and meet the distribution requirements of a REIT, but no assurance can be given that this will be the case. In addition, differences in timing between (i) the actual receipt of income and the actual payment of expenses and (ii) the inclusion of such income and the deduction of such expenses in arriving at taxable income of the Company could leave the Company without sufficient cash to enable it to meet the REIT distribution requirements. Similarly, if the IRS were to determine that the Company had failed to comply with the 95% distribution requirement of the Code for any taxable year, under certain circumstances, the Company would be able to rectify that failure by paying "deficiency dividends" to its stockholders, as well as interest to the IRS, in a later taxable year. The amount of any such "deficiency dividends" and interest could exceed the Company's available cash. Accordingly, the Company could be required to borrow funds or liquidate investments on adverse terms to comply with such requirements. The requirement to distribute a substantial portion of the Company's taxable income could also cause the Company to have to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require additional borrowings or sales of assets to fund the costs of such items and could restrict the Company's ability to expand at the same pace as it has historically or at a pace necessary to remain competitive.

Failure of Operating Partnership to Qualify as a Partnership for Federal Income
 Tax Purposes

       The Company believes that the Operating Partnership has been organized as a partnership and qualifies for treatment as such for federal income tax purposes. If the Operating Partnership failed to qualify as a partnership for federal income tax purposes and were instead taxable as a corporation, the Company would cease to qualify as a REIT because of its inability to satisfy the REIT asset income tests (as set forth in the Code), and the Operating
Partnership would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. The imposition of a corporate tax on the Operating Partnership would also reduce the amount of cash available for distribution to the Company and its stockholders.

Limits on Changes in Control

       Certain provisions of the Company's charter (the "Charter") and bylaws (the "Bylaws") may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for the Company and may therefore inhibit a change in control of the Company. For example, such provisions may (i) deter tender offers for the Common Stock, which offers may be attractive to stockholders or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. These provisions include the following:

       Limits on Ownership of Common Stock. For the Company to maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of stock of the Company may be owned, actually or constructively (under the applicable attribution rules of the Code), by five or fewer individuals (as defined in the Code to include certain tax-exempt entities other than, in general, qualified domestic pension funds) at any time during the last half of any taxable year of the Company (the "five or fewer requirement"). For taxable years of the Company beginning after August 5, 1997, however, the Company's failure to satisfy the five or fewer requirement would no longer result in the Company's disqualification as a REIT so long as the Company has otherwise complied with the requirements under the Code and the applicable Treasury Regulations for ascertaining the actual ownership of its outstanding shares of stock and maintaining records of its ownership, and the Company did not know, and would not have known by exercising reasonable diligence, whether it failed to meet the "five for fewer requirement." In addition, if the Company, or an actual or constructive owner of 10% or more of the Company, actually or constructively (under the applicable attribution rules of the Code) owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code.

       The Charter, as amended and restated on September 23, 1997, and the Bylaws of the Company contain certain restrictions on the ownership and transfer of the Common Stock that are intended to prevent concentration of stock ownership and thus to protect the Company against the risk of losing REIT status. These restrictions limit any person from acquiring actual or constructive ownership of more than 9.9% (the "Aggregate Stock Ownership Limit") in value of the outstanding shares of stock of the Company. The Board of Directors, in its sole discretion, may exempt a proposed transferee from the Aggregate Stock Ownership Limit. However, the Board of Directors may not grant an exemption from the Aggregate Stock Ownership Limit to any proposed transferee whose actual or constructive ownership of more than 9.9% in value of the outstanding shares of stock of the Company would result in the termination of the Company's status as a REIT under the Code. These restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to continue to qualify as a REIT under the Code. The Aggregate Stock Ownership Limit may delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

       Prior to the amendment and restatement of the Company's Charter earlier this year, the restrictions described above were contained only in the Bylaws of the Company, and the Charter contained other more general restrictions on the ownership and transfer of the Common Stock. Although the Company believes that it has satisfied the "five or fewer requirement" and the REIT gross income tests for each of its taxable years commencing with its taxable year ended December 31, 1993, the restrictions in the Charter prior to amendment and the restrictions in the Bylaws did not ensure that the Company in fact satisfied these requirements, primarily because the provisions in the Charter did not operate automatically to void any attempted transfer, acquisition or ownership of shares of Common Stock of the Company that would result in the disqualification of the Company as a REIT, but instead required the Company's Board of Directors to take action to prohibit or deem to be null and void any such attempted transfer, acquisition or ownership of shares of Common Stock or to purchase or redeem any such shares of Common Stock. Particularly after the shares of Common Stock became publicly traded, the Board of Directors may not have become aware of attempted transfers, acquisitions or ownership of Common Stock that would cause the Company to fail to qualify as a REIT. Moreover, the restrictions on transferability contained in the Bylaws may not be enforceable against holders of Common Stock who became holders prior to the time that the restrictions were added to the Bylaws in February 1997. If the Company were to fail to qualify as a REIT with respect to any taxable year, the Company would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders, and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates.

       Issuance of Additional Stock. The Charter authorizes the Board of Directors to issue authorized but unissued shares of Common Stock and Preferred Stock and to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series of which no shares have been issued. Prior to issuance of shares of each series, the Board is required by the MGCL and the Charter to set, subject to the provisions of the regarding restriction on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. The Board could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for Common Stock or otherwise be in the best interest of the stockholders. As of November 10, 1997, there were 10,000,000 authorized but unissued shares of Preferred Stock and no shares of Preferred Stock outstanding; the Company has no present plans to issue any shares of Preferred Stock.

Anti-Takeover Effects of Certain Provisions of Maryland Law and the Charter and
 Bylaws

       As more fully described below, the business combination provisions and the control share acquisition provisions of the Maryland General Corporation Law, as amended ("MGCL"), the provisions of the Charter on removal of directors, and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. The following paragraphs summarize certain anti-takeover effects of each of these items.

       Classified Board of Directors. The Charter authorizes the Company to have a Board of Directors with three classes, each class of directors serving staggered three-year terms. Although the Company currently has no intention of implementing a classified Board of Directors, the Board of Directors would have the discretion to do so at any time pursuant to the Charter. Adoption of a classified board of directors could delay, defer or prevent a transaction or change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

       Removal of Directors. Pursuant to the Charter, a director may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon an affirmative majority vote and filling the vacancies created by such removal with their own nominees.

       Business Combinations. Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination generally must be recommended by the board of directors of such corporation and approved by two super-majority votes of the stockholders. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The MGCL permits companies to elect not to be governed by the business combination provisions of the MGCL however, the Company's Charter does not currently contain such a provision.

       Therefore, pursuant to its Charter the Company is subject to the business combination provisions of the MGCL, unless the Board of Directors adopts a resolution thereafter exempting the Company from the business combination provisions of the MGCL or approving business combinations, either specifically or generally. The Board of Directors currently is unaware of any current or potential Interested Shareholder, so the Board has no current plans for further action with respect to these provisions.

       Control Share Acquisitions. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or with respect to which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

       The Bylaws provide that the Company and its shares of stock shall not be governed by the control share acquisition statute. The Board of Directors may in the future amend or eliminate this provision.

Possible Losses Not Covered By Insurance

       The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits that the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the Property, as well as the anticipated future revenue from the Property and, in the case of debt with recourse to the Company, would remain obligated for any mortgage debt or other financial obligations related to the Property. Any such loss would materially adversely affect the Company.

Possible Environmental Liabilities

       Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure properly to remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site.

Effect of Market Interest Rates on Price of Common Stock

       One of the factors that will influence the market price of the Common Stock in public markets will be the distribution rate on the Common Stock. To the extent distribution rates do not increase sufficiently in response to increasing market interest rates, such an increase in interest rates may adversely affect the market price of the Common Stock.

                             SELLING SECURITYHOLDERS

       The following table sets forth information as to the ownership of Common Stock as of September 30, 1997 by the Selling Stockholders listed below. Each of the Selling Stockholders acquired the shares of Common Stock offered hereby pursuant to the Stock Purchase Agreement dated as of August 20, 1996 (the "Stock Purchase Agreement") by and among the Company and the Selling Stockholders. Pursuant to the Registration Rights Agreement dated as of August 20, 1996 (the "Registration Rights Agreement") by and among the Company and the Selling Stockholders, the Company has granted the Selling Stockholders certain registration rights with respect to the 3,867,000 shares of Common Stock acquired by them pursuant to the Stock Purchase Agreement (collectively, the "Registrable Shares"). The following summary of certain material provisions of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. In accordance with its obligations under the Registration Rights Agreement, the Company has registered the Common Stock offered hereby under the Securities Act pursuant to the Registration Statement of which this Prospectus forms a part.

       Subject to certain terms and conditions, the Registration Rights Agreement provides that not later than the 180th day after the closing of the Company's initial public offering, the Company is obligated to cause a registration statement covering the Registrable Shares. The Company completed the initial public offering of its Common Stock on May 13, 1997. The Company is obligated to use its best efforts, subject to any Permitted Interruption (as defined in the Registration Rights Agreement), to cause such registration statement to remain effective until the earlier of (i) the date on which all Registrable Shares have been sold under such registration statement and (ii) the later of (A) the date that is 12 months after such registration statement becomes effective and (B) the date that all Registrable Shares are freely transferable pursuant to Rule 144(k) or any successor rule of the rules and regulations promulgated under the Securities Act (assuming for purposes of calculating such period that no holder of Registrable Shares is an affiliate of the Company) in any case, as extended by the period of any Permitted Interruption.

       The Registration Rights Agreement also provides that if the Company proposes to register Common Stock under the Securities Act on any Registration Statement covering such Common Stock, the holders of Registrable Shares are entitled to have their shares included in such Registration Statement on a pro rata basis at the Company's expense, subject to certain other terms and conditions set forth in the Registration Rights Agreement. The Company has agreed to pay all expenses incident to the Offering, including all related registration and filing fees. In addition, the Company and the Selling
Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

       Except as indicated below, none of the Selling Stockholders is a director, executive officer or employee of the Company.

                                                              Shares of Common                              Shares of Common
                                                             Stock Beneficially                            Stock Beneficially
                                                               Owned Prior to        Number of Shares          Owned After
Name of Beneficial Owner                                       the Offering(1)       Offered Hereby        the Offering(2)
                                                            Number      Percentage                      Number       Percentage

Fortis Benefits Insurance Company(3)(4)                                 1,005,000             6.4%      1,000,000        5,000     *
Morgan Stanley Asset Management Inc.(3)(5)................   1,005,000       6.4%        1,000,000          5,000            *
Wellsford Karpf Zarrilli Ventures, L.L.C.(3)(6)                         1,000,000             6.4%      1,000,000            0     *
Logan, Inc.(3)(7).........................................     682,000       4.3%          482,000        200,000         1.3%
Pension Trust Account No..................................     385,000       2.5%          385,000              0            *
 104972 Held by Bankers
 Trust Company as Trustee
----------------

*     Less than 1%.
(1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares.
(2) Assumes all Registrable Shares will be sold pursuant to the Offering.
(3) Based on the most recent Schedule 13D or 13G on file with the Commission, except as discussed in footnotes (5) and (7) below.
(4) James J. Brinkerhoff, a director of the Company, is a Senior
Vice President, Real Estate of Fortis Advisers, Inc., which provides investment advisory services to Fortis Benefits
Insurance Company ("FBIC"), and an Officer of FBIC. Mr.
Brinkerhoff was appointed to the Board of Directors in August
1996 pursuant to FBIC's right to nominate one director under the Stock Purchase Agreement. Includes options exercisable within 60 days to purchase 5,000 shares of Common Stock, which options were granted to Mr. Brinkerhoff as director compensation and assigned by Mr. Brinkerhoff to Fortis
Benefits Insurance Company.
(5) As reported in Amendment No. 3 to a Schedule 13D filed by Morgan
Stanley Asset Management Inc. ("MSAM") on March 11, 1997, (i) MSAM has shared voting power as to 1,054,339 shares of Common Stock and shared dispositive power as to 1,054,339 shares of Common Stock, (ii) Morgan Stanley Institutional Fund, Inc. ("MSIF") has shared voting power as to 643,150 shares of Common Stock and shared dispositive power as to 643,150 shares of Common Stock, (iii) Morgan Stanley SICAV Subsidiary S.A. (the "SICAV Subsidiary") has shared voting power as to 411,189 shares of Common Stock and shared dispositive power as to 1,054,339 shares of Common Stock. Such 13D included an aggregate of 54,339 shares of Common Stock that were issuable pursuant to the conversion of outstanding shares of Preferred Stock and shared dispositive power as to 1,054,339 shares of Common Stock. All outstanding shares of Preferred Stock were subsequently canceled upon the completion of the Company's initial public offering in May 1997. As a result, such 54,339 shares of Common Stock have been excluded from the share amount listed. Russell C. Platt, a director of the Company from August 1996 to February 1997, is a Managing Director of MSAM. Mr. Platt was appointed to the Board of Directors in August 1996 pursuant to MSAM's right to nominate one director under the Stock Purchase Agreement. Includes options exercisable within 60 days to purchase 5,000 shares of Common Stock, which options were granted to Mr. Platt as director compensation and assigned by Mr. Platt to MSAM.
(6) Edward Lowenthal, a member of Wellsford Karpf Zarrilli, L.L.C.
("WKZV"), is a director of the Company. Mr. Lowenthal was appointed to the Board of Directors in August 1996 pursuant to WKZV's right to nominate one director under the Stock Purchase Agreement. In addition, beginning in December 1996, the Company retained Karpf, Zarrilli & Co. Incorporated ("Karpf Zarrilli") as a consultant in connection with certain matters. In its capacity as consultant, the Company paid Karpf Zarrilli $118,750 plus expenses of $10,884 through the closing of the Company's initial public offering in May 1997. Steven A. Karpf and Frederick P. Zarrilli are Principals of Karpf Zarrilli and members of WKZV.
(7) Logan, Inc. is an indirect wholly owned subsidiary of The Northwestern Mutual Life Insurance Company ("NML"). NML owns 200,000 shares (50,000 of which are held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account). Logan, Inc. and NML have shared voting and investment power with respect to 482,000 of such shares.


                              PLAN OF DISTRIBUTION

         The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholders. The Selling Stockholders may from time to time sell all or a portion of such shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the exchange on which the Common Stock is traded, if any, in the over-the-counter market, in separately negotiated transactions or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers or underwriters for resale by such dealers or underwriters; and that in connection with such sales such brokers, dealers and underwriters may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of shares of Common Stock for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved).

         To the extent required, the specific shares of Common Stock to be sold, the respective purchase price and the public offering price, the names of any such broker, dealer or underwriter, any commissions or discounts which respect to a particular offer and any other information material to the transaction will be set forth in an accompanying supplemental prospectus or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

         In connection with any sales through a broker, such broker may act as agent for the Selling Stockholders or may purchase from the Selling Stockholders all or a portion of such Common Stock as principal. Common Stock sold by a broker may involve one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any broker as principal and resale by such broker for its own account pursuant to a Prospectus Supplement; (iii) an exchange distribution or a secondary distribution in accordance with applicable NYSE rules; (iv) ordinary brokerage transactions and transactions in which any broker solicits purchasers; (v) sales "at the market" to or through the market maker or into an existing trading market, on an exchange or otherwise, for such Common Stock; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers.

         If the sale of any shares is effected through underwriters, such underwriters will be named in a supplemental prospectus. The Selling
Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of the shares of Common Stock may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares by them might be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealers or others who may be deemed underwriters may be entitled under agreements entered into with the Company and the Selling Stockholders to indemnification against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

         Any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus. There can be no assurance that any Selling Stockholder will sell any or all of such Common Stock, and any Selling Stockholder may transfer, devise or gift such Common Stock by other means not described herein.

         The Company has advised the Selling Stockholders that this Offering will terminate on the earlier of the date that all shares of Common Stock subject to the Offering have been sold or otherwise disposed of to parties unaffiliated with the Selling Stockholders or on November 19, 1998, unless otherwise extended. No offers or sales may be made in reliance on this Prospectus following on the earlier of the date that all shares of Common Stock subject to the Offering have been sold or otherwise disposed of to parties unaffiliated with the Selling Stockholders or November 19, 1998, unless otherwise extended.


                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Jones, Day, Reavis & Pogue, Chicago, Illinois, and certain matters of Maryland law, including the validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                                     EXPERTS

         The consolidated financial statements of Great Lakes REIT, Inc. appearing in Great Lakes REIT, Inc.'s Annual Report (From 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

              No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any person deemed to be an underwriter within the meaning of the Securities Act. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such an offer or solicitation is not qualified to do so or to any person to some it is unlawful to make such an offer or solicitation.


                           ---------------------------




                                TABLE OF CONTENTS

                                                                           Page
Available Information.......................................................  2
Incorporation of Certain Documents by Reference.............................  2
The Company.................................................................  3
The Offering................................................................  4
Use of Proceeds ............................................................  4
Risk Factors................................................................  5
Selling Securityholders..................................................... 15
Plan of Distribution........................................................ 17
Legal Matters .............................................................. 18
Experts .................................................................... 18





                                3,867,000 Shares


                             GREAT LAKES REIT, INC.


                                  Common Stock




                                   PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

              The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Shares being registered hereby, other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee................$   21,609
Printing costs.....................................................    10,000
Accounting fees and expenses.......................................     5,000
Legal fees and expenses............................................    20,000
Miscellaneous expenses.............................................     3,391
                                                                    ----------

                           Total...................................$   60,000
                                                                    ==========

Item 15.  Indemnification of Directors and Officers

                  The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability except to the extent required by the MGCL.

         The Charter obligates the Company to indemnify the directors and officers (and former directors and officers) of the Company to the fullest extent permitted by the MGCL. The bylaws of the Company (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

         The Company has in effect insurance policies in the amount of $5 million covering all of the Company's directors and officers.

Item 16.  Exhibits

         4.1 Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation on September 23, 1997 (incorporated by reference to Exhibit
                  3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

         4.2      Amended and restated  bylaws of the Company dated September
                  11, 1997

         4.3      Specimen of certificate representing shares of Common Stock.

         4.4 Stock Purchase Agreement dated as of August 20, 1996 by and among the Company and the Selling Stockholders (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 1996).

         4.5 Registration Rights Agreement dated as of August 20, 1996 by and among the Company and the Selling Stockholders
                  (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 1996).

         5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered.

        23.1 Consent of Ballard Spahr Andrews & Ingersoll (included in their opinion filed as Exhibit 5.1).

        23.2      Consent of Ernst & Young LLP.

        24.1      Powers of Attorney (set forth on the signature page hereof).


Item 17.  Undertakings

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 10th day of November, 1997.

                                           GREAT LAKES REIT, INC.


                                           By:   /s/ Richard A. May
                                           Richard A. May
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Richard A. May, Richard L. Rasley and James Hicks, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 10th day of November, 1997.

                                                  Title

  /s/ Richard A. May            Chairman of the Board of Directors, President
         Richard A. May         and Chief Executive Officer (Principal Executive
                                Officer)

  /s/ Richard L. Rasley         Executive Vice President,
         Richard L. Rasley      Secretary, Co-General Counsel and Director


  /s/ James Hicks               Senior Vice President-Finance,
         James Hicks            Chief Financial Officer and Treasurer
                                (Principal Financial Officer and
                                Principal Accounting Officer)

  /s/ James J. Brinkerhoff      Director
         James J. Brinkerhoff


  /s/ Daniel E. Josephs         Director
         Daniel E. Josephs

  /s/ Edward Lowenthal          Director
         Edward Lowenthal

  /s/ Donald E. Phillips        Director
         Donald E. Phillips

  /s/ Walter H. Teninga         Director
         Walter H. Teninga

Exhibit 4.2


                                              GREAT LAKES REIT, INC.
                                                      BYLAWS

                                    ARTICLE I
                                     OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the
business of the       Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of July in 1997 and during the month of May in each subsequent year.

         Section 3. SPECIAL MEETINGS. The president, chief executive officer or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

         Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the

Corporation, with postage thereon prepaid.

         Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

         Section 6. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

         Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         The Corporation and its shares of Common Stock or Preferred Stock shall not be governed by the provisions of Section 3-702 of the Maryland General Corporation Law with respect to voting rights of certain controlled shares.

         Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

         Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

         Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12.       NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

         (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

                  (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, the ownership of outstanding shares of its stock, the nature of its assets, the sources of its income and the amount and timing of its distributions to its stockholders. The Board of Directors shall take no action to disqualify the Corporation as a REIT under the Code or otherwise revoke the Corporation's election to be taxed as REIT under the Code without the affirmative vote of a majority of the number of shares entitled to cast votes on such matter at a meeting of stockholders.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

                  Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed 60 days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons who are not officers or employees of the Corporation (each such person serving on the Board of Directors being an "Independent Director").

         Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

         The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

         Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Section 10. RESIGNATION. Any director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice.

         Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Notwithstanding the foregoing, Independent Directors shall nominate replacements for vacancies among the Independent Directors' positions. In the event that, after the closing of the initial public offering of the Corporation's Common Stock, a majority of the

Board of Directors are not Independent Directors by reason of the resignation or removal of one or more Independent Directors or otherwise, the remaining Independent Directors (or, if there are no Independent Directors, the remaining members of the Board of Directors) shall promptly elect that number of Independent Directors necessary to cause the Board of Directors to include a majority of Independent Directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

         Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive fixed sums per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

         Section 14.       SURETY BONDS.             Unless required by law, no
director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 15. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

         Section 16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Unless otherwise agreed with the Corporation, any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV
                                   COMMITTEES

         Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a

Compensation Committee and other committees, comprised of not less than two directors, a majority of whom will also be Independent Directors, to serve at the pleasure of the Board of Directors.

         Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

         Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

         Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V
                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

         Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

         Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

         Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

         Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 6. CHIEF FINANCIAL OFFICER. he Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 7. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

         Section 8. PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

         Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

         Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

         The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

         Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

         Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII
                                      STOCK

         Section 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

         Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein or in these Bylaws.

         Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

         In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, each determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

         Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

         Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

         Section 7.        Restriction on Transfer and Ownership of Shares.

         Section 7.1 Definitions. For the purpose of this Section 7, the following terms shall have the following meanings:

         Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall mean not more than 9.9 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

         Charitable Beneficiary The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Charter. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Bylaws or by the Board of Directors pursuant to Section 7.2.7.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

         Initial Date.     The term "Initial Date" shall mean the closing of the
initial public offering of the Corporation's Common Stock.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

         MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

         NYSE.  The term "NYSE" shall mean the New York Stock Exchange.

         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

         REIT. The term "REIT" shall mean a real estate investment trust within the meaning of section 856 of the code.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the initial Date on which the corporation determines pursuant to Article III, Section 1 hereof that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein and in the Charter is no longer required in order for the corporation to qualify as a REIT.

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Trust. The term "Trust" shall mean any trust provided for in Section 7.3.1.

         Trustee.          The term "Trustee" shall mean the Person unaffiliated
with the Corporation and a Prohibited Owner, that is appointed by the corporation to serve as trustee of the Trust.

         Section 7.2       Capital Stock.

                  Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                           (a)      Basic Restrictions.

                                    (i)     (1) No Person, other than an
Excepted Holder, shall beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                                    (ii)    No Person shall Beneficially or
constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not
limited to, Beneficial or Constructive Ownership   that  would   result  in  the
corporation   owning   (actually  or Constructively)   an  interest  in  a
tenant  that  is   described  in  Section 856(d)(2)(B)  of the Code if the
income derived by the corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

              (iii) Subject to Section 7.4 hereof and notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of capital Stock.

                           (b)      Transfer in Trust.  If any Transfer of
shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

      (i)     then that number of shares of the capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate
Section 7.2.1(a)(ii) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

      (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of
Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                  Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                  Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

                       Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                           (a)      every owner of more than five percent (or
such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

       (b) each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                  Section 7.2.5 Remedies Not Limited. Subject to the Charter and
Section 7.4 hereof, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this
Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter or these Bylaws fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

                  Section 7.2.7     Exceptions.

        (a) Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and may establish or increase an Excepted Holder Limit for such Person if:

               (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Capital stock will violate Section 7.2.1(a)(ii);

               (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

              (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

      (b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

     (c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of

Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit but only to the extent necessary to facilitate such public offering or private placement.

             (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (l) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit.

             Section 7.2.8 Increase in Aggregate Stock Ownership Limit. The Board of Directors may from time to time increase the Aggregate Stock Ownership Limit.

                  Section 7.2.9 Legend. Each certificate for shares of capital Stock shall bear substantially the following legend:

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter or Bylaws, (i) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.9 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Bylaws or the Charter of the Corporation, as the same may be amended from time to time, copies of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the

         Corporation on request and without charge.

                  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

         Section 7.3       Transfer of Capital Stock in Trust.

                  Section 7.3.1 ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the corporation as provided in Section 7.3.6.

                  Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to share of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 7, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer an other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                  Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section
7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of, a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

                  Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the prohibited Owner.

                  Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4     NYSE Transactions.  Nothing in this Section 7 shall preclude the
                           -----------------
settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Section 7 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 7.

         Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 7.

         Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE VIII
                                 ACCOUNTING YEAR

         The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX
                                  DISTRIBUTIONS

         Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter. The Board of Directors shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; however, stockholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board of Directors.

         Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                INVESTMENT POLICY

         Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI
                                      SEAL

         Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII
                     INDEMNIFICATION AND ADVANCE OF EXPENSES

         To the maximum extent permitted by Maryland law in effect from time to time, the corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE XIII
                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV
                               AMENDMENT OF BYLAWS

         The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided that any amendment of Article III, Section 2 hereof or Article III, Section 11 hereof must be approved by at least a majority of the Board of Directors, including at least a majority of the Independent Directors.


The Bylaws above reflect all actions of the Board of Directors regarding the Bylaws, including the date of the last amendment, September 11, 1997.


/s/ Richard L. Rasley

Richard L. Rasley, Secretary

Exhibit 4.3
[Specimen of Common Stock Certificate]

Number                                                        Shares
------                                                        ------


                             GREAT LAKES REIT, INC.

Incorporated Under the Laws of                 Common Stock
the State of Maryland

See Reverse for Important Notice on Transfer
Restrictions and Other Information
                                Cusip 390752 10 3

This Certificate is transferable in the Cities of Englewood, CO or New York,
NY

         This  certifies  that  _______________________________  is  the  record holder of fully paid and nonassessable shares of the Common Stock of Great Lakes REIT, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

Secretary                                                President

                                              Great Lakes REIT, Inc.
                                                  Corporate Seal
                                                     Maryland

Countersigned and Registered:
Gemisys Transfer Agents
(Englewood, CO)
Transfer Agent and Registrar

By
Authorized Signature

                            [Reverse of Certificate]

         The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, nor pursuant to the Securities or "Blue Sky" laws of any state. Such Securities may not be offered, sold, transferred, pledged or hypothecated or otherwise assigned, except pursuant to
(i) a Registration Statement with respect to such Securities that is effective under such Act, (ii) Rule 144 or Rule 144A under such Act, or (iii) any other exemption from registration under such Act, provided that in a transaction pursuant to (iii) above, if requested by the Company, an opinion of counsel (which may be internal counsel of the holder) reasonably satisfactory in form and substance is furnished to the Company stating that an exemption from the registration requirements of such act is available.

         The Shares represented by this Certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. These restrictions are fully described in the Charter of the Corporation, a copy of which will be sent without charge to each Stockholder who so requests.

         The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________ Custodian _____________
                                (Cust)                            (Minor)

under Uniform Gifts to Minors Act _________________
                                                        (State)

Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ____________ hereby sell, assign and transfer unto Please insert Social Security or Other Identifying Number of Assignee________
-----------------------------------------------------------------------------
(Please print or typewrite name and address, including zip code, of Assignee)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________
attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated _______________
                                         x
                                          (Signature)
                                         x
                                          (Signature)

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

By _______________________

The Signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.

                                  Exhibit 5.1

                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                                 November 13, 1997



Great Lakes REIT, Inc.
823 Commerce Drive
Oak Brook, IL  60521

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as Maryland counsel for Great Lakes REIT, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 3,867,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common
Stock") which may be sold from time to time by the Investors (as defined herein). The Shares were issued to the Investors pursuant to a Stock Purchase Agreement, dated as of August 20, 1996, among the Company, Fortis Benefits Insurance Company,
Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate
Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf
Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account
No. 104972 held by Bankers Trust Company as Trustee (the
"Investors"), as amended by Waiver Number One and Amendment
Number One to the Stock Purchase Agreement, dated October 3,
1996, between the Company and the Investors (the "Stock Purchase
Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Registration
Statement.

                  In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

Great Lakes REIT, Inc.
November 13, 1997
Page 2



                  1.       The Stock Purchase Agreement;

                  2.       The Registration Statement;

                  3. The Registration Rights Agreement, dated as of August 20, 1996, among the Company and the Investors, (the
"Registration Rights Agreement");

                  4. The form of certificate representing shares of Common Stock, certified as of a recent date by the Secretary of the Company;

                  5. The charter of the Company (the "Charter"), certified as of a recent date by the SDAT;

                  6. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by the Secretary of the Company;

                  7. Resolutions adopted by the Board of Directors of the Company relating to (a) the sale and issuance to the Investors of an aggregate of 3,867,000 shares of Common Stock and
(b) the execution by the Company of the Stock Purchase Agreement and the Registration Rights Agreement, certified as of a recent date by the Secretary of the Company;

                  8. A certificate as of a recent date of the SDAT as to the good standing of the Company;

                  9. A certificate executed by Richard L. Rasley, Secretary of the Company, dated November 12, 1997; and

                  10. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

Great Lakes REIT, Inc.
November 13, 1997
Page 3



                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All factual statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents or any waiver of any of the provisions of the Documents by action or conduct of the parties or otherwise.

                  5. The Shares have not been and will not be transferred in violation of any restriction or limitation contained in Article VII of the Charter.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date hereof:

                  1. The Company is duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. We note that the Stock Purchase Agreement and the Registration Rights Agreement provide that they shall be governed by the laws of the State of Illinois. To the extent that any matter as to which our opinion is expressed herein would be

Great Lakes REIT, Inc.
November 13, 1997
Page 4


governed by any other jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change any opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     /s/ Ballard Spahr Andrews &
                                                         Ingersoll

                                  Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Great Lakes REIT, Inc. for the registration of 3,867,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1997, with respect to the consolidated financial statements and schedule of Great Lakes REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                      Ernst & Young LLP


Chicago, Illinois
November 10, 1997